Exhibit 99.2

Non-binding English translation of Russian Decision on Additional Issuance of Shares

THE TEXT OF THIS DOCUMENT IN ENGLISH LANGUAGE IS A TRANSLATION PREPARED FOR INFORMATION PURPOSES ONLY. THE TRANSLATION MAY CONTAIN DISCREPANCIES AND OMISSIONS AND DOES NOT REPLACE THE RUSSIAN TEXT OF THE DOCUMENT. IN ANY AND ALL CASES THE TEXT OF THIS DOCUMENT IN RUSSIAN LANGUAGE SHALL PREVAIL.

This rights offering is made for the securities of a foreign company. The offer is subject to the disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue the foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

Registered on September 08, 2011
State registration No.

1-01-65018-D-103D

Russian Federal Service for Financial Markets

(name of the registration authority)

(authorised person’s signature)

(seal of the registration authority)

RESOLUTION ON THE ADDITIONAL ISSUE OF SECURITIES

Open Joint-Stock Company

Federal Grid Company of Unified Energy System

10,321,601,853 (Ten billion three hundred and twenty-one million six hundred and one thousand eight hundred and fifty-three) ordinary registered uncertified shares with a nominal value of 50 (fifty) kopecks each to be placed through public offering

Approved by the decision of the Board of Directors of Open Joint-Stock Company Federal Grid Company of Unified Energy System of July 29, 2011 (Minutes No. 138 dated July 29, 2011 of the Board of Directors’ Meeting) based on the decision dated July 29, 2011 of the Board of Directors of the Open Joint-Stock Company Federal Grid Company of Unified Energy System to increase the authorized capital of JSC FGC UES by placing additional shares (Minutes No. 138 dated July 29, 2011 of the Board of Directors’ Meeting).

Issuer’s location: 117630, Moscow, ul. Akademika Chelomeya, 5A

Contact phone numbers (with area code): 8 (800) 200-18-81

Chairman of the Management Board	O.M. Budargin
Date July 29, 2011	Seal

1. Kind, category (type) of securities: Registered shares

Category of shares: Ordinary

The securities are not convertible securities.

2. Form of securities: Uncertified

3. Information on mandatory centralized custody

For certified securities only

4. Nominal value of each security in the issue (additional issue) (rubles). The securities shall have nominal value as provided by the legislation of the Russian Federation.

0.5

5. Number of securities in the issue (additional issue): 10,321,601,853 (Ten billion three hundred and twenty-one million six hundred and one thousand eight hundred and fifty-three) securities

6. Total number of previously placed securities of the issue:

1,255,948,128,393 securities

7. Rights attached to each security of the issue (additional issue):

7.1. For ordinary shares the following provisions of the Articles of Association of the joint-stock company about the rights of holders of ordinary shares shall be specified: the right to receive declared dividends, the right to attend general shareholders’ meeting and vote on all issues falling within its competence, the right to receive a part of property of the joint-stock company in the event of its liquidation.

Pursuant to Clause 6.2 of the Articles of Association of the Open Joint-Stock Company Federal Grid Company of Unified Energy System (hereinafter referred to as JSC FGC UES, the “Company” or the “Issuer”):

“The shareholders that are holders of ordinary shares of the Company shall have the following rights:

1) to attend the General Shareholders’ Meeting in person or by proxy and to vote on all issues falling within its competence;

2) to propose items to be included in the agenda of the General Shareholders’ Meeting as provided by the applicable laws of the Russian Federation and these Articles of Association;

3) to obtain information on the Company’s operations and have access to its documents as provided by Article 91 of the Federal Law on Joint-Stock Companies;

4) to receive dividends declared by the Company;

5) the pre-emptive right to purchase additional shares and equity securities convertible into shares to be placed through public offering pro rata to the number of ordinary shares they own as provided by Russian laws;

6) to receive a portion of assets of the Company in the event of its liquidation;

7) to exercise other rights as provided by the laws of the Russian Federation and these Articles of Association.”

The Articles of Association do not provide for the maximum number of votes of one shareholder.

7.2. Not specified for this type of securities

7.3. Not specified for this type of securities

7.4. Not specified for this type of securities

7.5. Not specified for this type of securities

8. The terms and procedure for placement of securities of the issue (additional issue):

8.1. Method of securities placement: Public offering

8.2. Placement period:

The procedure for determining the securities placement commencement date:

The placement commencement date shall be the date of notifying the persons exercising the pre-emptive rights to purchase additionally placed securities of the possibility to exercise such right by publishing a notice in the Rossiyskaya Gazeta newspaper and by sending the notice of the State registration of the additional issue of equity securities by a registered letter (or personal delivery) to each person specified in the list of persons authorized to purchase additionally placed shares, but not earlier than two weeks after the date of disclosure in accordance with Article 23 of Federal Law on the Securities Market No. 39-FZ dated April 22, 1996.

For the purposes hereof, the date of notifying persons exercising the pre-emptive right to purchase additionally placed securities of the possibility to exercise such rights shall be the later of the following events:

•              publication of the notice of the possibility to exercise the pre-emptive right in the Rossiyskaya Gazeta newspaper;

•              sending by registered mail (or personal delivery) of the last notice of the possibility to exercise the pre-emptive right to persons specified in the list of persons authorized to purchase additionally placed shares.

If such placement commencement date falls on a non-business day, the placement commencement date shall be the immediately following business day.

The procedure for determining the placement termination date:

The placement termination date shall be February 3, 2012

The placement period shall be determined by reference to the date of disclosure of the information on the securities issue.

The procedure for disclosure of such information:

Not later than Thirty (30) days after the State registration of additionally issued securities, the Issuer shall notify the persons enjoying the pre-emptive right to purchase additionally placed securities of the possibility to exercise such rights by publishing a notice in the Rossiyskaya Gazeta newspaper and by sending it by registered mail (or personal delivery) to each person specified in the list of persons authorized to purchase additionally placed shares.

At the same time, the Issuer shall publish a notice of the possibility to exercise the pre-emptive right to purchase shares (hereinafter referred to as the “Notice”) on the web site: www.fsk-ees.ru.

Notification on the State registration of the additional issue of equity securities shall be published by the Issuer within the following time periods starting from the date such notification is published on the website of the registration authority or from the date the Issuer receives a written notice from the registration authority of the State registration of the additional issue of securities delivered by post, fax or electronic mail or served against signature, whichever is the earlier:

• in the newswire: not later than within One (1) day;

• on the Issuer’s website (http://www.fsk-ees.ru): not later than within Two (2) days.

• in the Rossiyskaya Gazeta newspaper: not later than within Ten (10) days.

Notification on the securities placement commencement date shall be published by the Issuer within the following time periods:

• in the newswire of the Interfax information agency: not later than Five (5) days prior to the securities placement commencement date;

• on the Issuer’s website (http://www.fsk-ees.ru): not later than Four (4) days prior to the securities placement commencement date.

Information on the securities placement commencement date shall be disclosed by the Issuer in the form of statement of material fact “On Stages of the Issuer’s Securities Issue” within the following period from the securities placement commencement date:

• in the newswire of the Interfax information agency: not later than within One (1) day;

• on the Issuer’s website (http://www.fsk-ees.ru): not later than within Two (2) days.

8.3. Securities placement procedure:

The procedure and terms of conclusion of civil law contracts (the procedure and terms of submission and approval of applications) during the securities placement:

Authorized persons may exercise the pre-emptive right to purchase the placed securities.

Additional shares shall be offered to persons enjoying the pre-emptive right to purchase securities as provided by Clause 8.5 of the Resolution on the Additional Issue of Securities and Clause 9.3 of the Prospectus.

The placement of additional shares outside the pre-emptive right shall be carried out through additional share purchase agreements (hereinafter referred to as the “Share Purchase Agreement”).

For the purposes of Share Purchase Agreements, the Issuer, at the time of disclosure of the information on the results of exercising the pre-emptive right to purchase additional securities, shall publish an invitation to make offers to the general public to purchase additional shares in the newswire of the Interfax information agency and on the web site (www.fsk-ees.ru).

Upon publication by the Issuer of the invitation to make offers to purchase additional shares, the prospective buyers of additional shares (hereinafter also referred to as the “Buyers” or “Buyer” in the singular) may make offers to purchase shares by submitting written offers to the Issuer not later than within Ten (10) business days prior to the placement termination date.

Offers to purchase additional shares of this additional issue shall be submitted on business days from 10:00 AM to 4:00 PM (Moscow time) at the following address: Russia, 109544, Moscow, ul. Novorogozhskaya, 32, Bldg. 1, Closed Joint-Stock Company “Registrar Company STATUS” or sent by mail at: Russia, 109544, Moscow, ul. Novorogozhskaya 32, Bldg. 1, CJSC STATUS.

Each offer shall contain the following details:

•              title: “The Offer to Purchase Shares of Open Joint-stock Company Federal Grid Company of Unified Energy System;

•              first, second and last name of the prospective buyer;

•              full name of the prospective buyer which is a legal entity;

•              name of the prospective buyer which is a public law entity (Russian Federation, constituent entity of the Russian Federation, municipal entities);

•              taxpayer identification number of the prospective buyer (if available);

•              residence (location) of the prospective buyer;

•              for individuals: passport details (serial number and date of issue, issuing authority);

•              for legal entities: registration details of legal entities (including for Russian legal entities: information on the State registration of legal entities / entering in the Uniform State Register of Legal Entities (date, registrar, number of the relevant certificate, Primary State Registration Number (OGRN));

•              consent of the offeror to purchase the number of securities specified in the offer and at the offering price as defined by the Board of Directors of the Issuer in compliance with the Resolution on the Additional Issue of Securities and the Prospectus;

•              exact number of shares in a numeric expression, which the person undertakes to purchase;

•              personal account number in the register of the Issuer’s registered securities for the purpose of transfer of shares to be purchased to such account. If shares are to be entered in the register of the Issuer’s registered securities to the account of the nominal holder: full corporate name of the depository (hereinafter also referred to as the “First Level Depository”), data on the State registration of such depository (OGRN, name of the State registration authority, date of State registration and entering of the depository in the Unified State Register of Legal Entities), custody account number of the prospective buyer of shares, number and date of the depository agreement between the depository and the prospective buyer of shares (for securities to be placed);

If the Applicant’s custody account (for the securities to be placed) is maintained by the nominal holder that is the depositor of the First Level Depository, the offer should contain the full corporate name of such nominal holder, data on the State registration of such nominal holder (hereinafter also referred to as the “Second Level Depository”) (OGRN, name of State registration authority, date of State registration and its entering in the Unified State Register of Legal Entities),the Applicant’s custody account number, number and date of the depository agreement between the depository and the Applicant (for the securities to be placed), full corporate name of the First Level Depository, details of the interdepository agreement between the First Level Depository and the Second Level Depository (such information shall be further specified up to the nominal holder with which the Applicant maintains a custody account (for securities to be placed));

•              bank details of the prospective buyer for the purpose of repayment;

•              contact details (postal address and fax number with the area code) for the purpose of sending a letter of acceptance.

The Issuer may establish a recommended form of the offer. In this case, the Issuer shall publish such form on the web site (www.fsk-ees.ru) not later than on the date of publication of the invitation to make offers to purchase shares.

An offer may be supported by financial guarantees securing the performance of the offeror’s obligations to pay for shares if the Issuer accepts its offer.

If, subject to the requirements of the law, an offeror is to purchase additional shares in the amount set forth in the Offer with the prior consent of the antimonopoly body, the offeror shall attach a copy of such approval of the antimonopoly body to the Offer.

An Offer shall be signed by the prospective buyer (or its representative by operation of law) or a person acting on behalf of the prospective buyer by proxy; in case of legal entities an Offer shall bear a seal (if available). If an Offer is signed on behalf of the prospective buyer by its representative by operation of law or by proxy, it shall be accompanied by a document (or a notarized copy thereof) confirming the powers of such person.

The Issuer shall register the submitted Offers in a special register of submitted offers (hereinafter referred to as the “Register”) on the day of their receipt.

Offers of prospective buyers to purchase additional securities shall be accepted by the Issuer at its discretion.

The Issuer shall reject Offers, if such Offers are not submitted within the period specified in this Resolution on the Additional Issue of Securities or if they do not meet the requirements established by the laws of the Russian Federation, the Resolution on the Additional Issue of Securities and the Prospectus.

If the Issuer decides to accept offers received within the period specified in this clause and if such offers meet the requirements set out in Clause 8.3 of this Resolution on the Additional Issue and Clause 2.7 of the Prospectus, the Issuer shall send (deliver) to the potential buyer a letter of acceptance:

•              within Five (5) days from the date of receipt of the offer, unless the Issuer’s authorized body has to approve the transaction for placement of additional shares as an interested party transaction or the Issuer’s authorized body took such decision prior to the expiration of this period, or

•              within One (1) day from the date of the minutes of the meeting of the Issuer’s authorized body which decided to approve the transaction for placement of additional shares as an interested party transaction.

The Issuer’s letter of acceptance shall be considered as acceptance of the submitted offer.

A letter of acceptance shall be delivered in person to the buyer or to its authorized representative or mailed or faxed to the buyer at the address or fax number specified in the offer. The letter of acceptance shall specify the number of approved shares out of those specified in the offer of the prospective buyer.

The date of receipt by the buyer of the letter of acceptance shall be the earlier of:

a) the date of personal delivery of the Issuer’s letter of acceptance to the buyer or its authorized representative;

b) the date of sending the Issuer’s letter of acceptance to the buyer by fax to the fax number of the buyer specified in the offer and receipt by the Issuer of automatic confirmation of acceptance on such date;

c) the date of delivery of the letter of acceptance to the buyer by mail to the mailing address of the buyer specified in the offer.

A share purchase agreement shall be deemed concluded on the date of the letter of acceptance received by the offeror. At the request of the prospective buyer, a share purchase agreement may be executed in written form. The Buyer may apply for signing the Share Purchase Agreement daily from 10:00 AM to 5:00 PM (Moscow time), except for Saturdays, Sundays and public holidays at the following address: Russia, Moscow, ul. Akademika Chelomeya, 5A.

The number of additional shares to be purchased and specified in the Offer and approved by the Issuer shall be fully paid by the buyers not later than Four (4) business days prior to the placement termination date.

The Buyer shall pay for the purchased shares in accordance with the payment terms and amount specified in the Offer and as provided by Clause 8.6 of the Resolution on the Additional Issue of Securities.

If the Buyer fails to fulfill, either entirely or partially, its payment obligations with respect to the purchased shares, the Issuer may refuse to perform its counter-obligation to transfer the shares to the Buyer.

In case of partial discharge by the Buyer of its obligation to pay for the purchased shares, the Issuer may place (transfer to) with such Buyer only the shares that were actually paid.

If the Issuer refuses to perform its counter-obligation to transfer the shares, since the Buyer paid for the shares to be purchased only partially or paid fully, but upon expiration of the above period, the amount received as partial payment for the shares or, accordingly, the total amount paid (transferred) by the Buyer for the shares shall be returned to the Buyer by bank transfer (in accordance with the established procedure) to the bank account specified in the Offer not later than within Sixty (60) days from the securities placement termination date.

If the amount transferred to the Issuer for additional shares exceeds the total cost of such additional shares, the surplus shall be returned by bank transfer in rubles not later than within Sixty (60) days from the securities placement termination date. The funds shall be returned to the bank account specified in the Offer or, if no bank details were provided, to the bank account specified in the request for refund.

Contracts concluded with respect to the share placement may be amended and/or terminated on the grounds and as provided for by Chapter 29 of the Civil Code of the Russian Federation.

The securities are registered securities and shall be listed in the shareholder register maintained by the registrar.

The person to which the issuer delivers (sends) a transfer order authorizing to make a credit entry in the personal account of the first buyer (registrar, first buyer) and other conditions of delivery of a transfer order:

Registrar’s full corporate name: Closed Joint-Stock Company, Registrar Company STATUS

Abbreviated corporate name: CJSC STATUS

Location: Russia, 109544, Moscow, ul. Novorogozhskaya, 32, Bldg. 1

Number of the license of a professional participant of the securities market maintaining share registers: 10-000-1-00304

Date of issue: March 12, 2004

License period: Unlimited

Issuing authority: Federal Service for Financial Markets

After the State registration of the additional issue of securities, the Issuer shall submit to the registrar the registered Resolution on the Additional Issue of Securities, and the additionally issued securities shall be credited to the custody account of the Issuer in the Issuer’s share register maintained by the registrar.

Not later than within One (1) day following the expiration of the securities payment period specified in Clause 8.3 and 8.6 of the Resolution on the Additional Issue of Securities and provided that the Buyer pays for the securities to be placed as set forth in Clause 8.6 of the Resolution on the Additional Issue of Securities, and not later than Three (3) business days prior to the securities placement termination date, the Issuer shall send a transfer order to the registrar. Such transfer order shall serve as a basis for making a credit entry in the personal account of the Buyer or nominal holder specified in the Buyer’s Offer.

The Registrar shall, not later than within Three (3) business days from the date of the transfer order and no later than on the securities placement completion date, debit from the Issuer’s account specified in the transfer order the respective number of securities of this additional issue and credit them to the personal account of the Buyer or the nominal holder specified by the Buyer in the Offer.

The securities shall be deemed placed from the date of entry of the record on transfer of securities to the personal account of the Buyer or the nominal holder specified by the Buyer in the Offer in the register of holders of the Issuer’s securities.

Additional shares shall be placed in favor of persons enjoying the pre-emptive right to purchase additional shares as provided by Clause 8.5 of the Resolution on the Additional Issue of Securities.

No securities shall be placed by subscription through competitive bidding.

The Issuer shall not engage professional participants of the securities market to assist in the placement of securities.

The Issuer does not intend to place securities outside the Russian Federation by placement of respective foreign securities.

However, nothing shall limit the pre-emptive right to acquire shares, including Deutsche Bank Trust Company Americas, Inc. acting as the issuer of foreign securities certifying the rights in respect of the Issuer’s shares in accordance with the depository agreements dated February 29, 2008 and the instructions of the holders of depositary receipts.

The issuer does not intend to offer at the time of placement of securities (including outside the Russian Federation by placement of respective foreign securities) previously placed (outstanding) securities of the Issuer of the same kind or category.

The Issuer and/or its representative do not intend to enter into preliminary agreements providing the obligation to conclude a master agreement in the future aimed at the disposal of the securities to be placed to the first owner or receive preliminary applications for the purchase of securities to be placed.

Pursuant to Article 3(2) of Federal Law No. 57-FZ dated April 29, 2008 on Foreign Investments in Business Entities of Strategic Importance for National Defense and State Security, the Issuer is a business entity of strategic importance for national defence and State security. Pursuant to Article 2(3) of the mentioned above federal law, if transactions carried out by foreign states, international organizations or entities under their control may result in obtaining by such states, organizations or entities of direct or indirect control of more than twenty-five percent of all voting shares (stocks) forming the share capital of business entities of strategic importance for national defense and State security or may result in the right to block decisions of the governing bodies of such business entities, such transactions are subject to prior approval as provided for by this federal law.

Pursuant to Article 8(2) of Federal Law No. 35-FZ dated March 26, 2003 on Electric Power Industry, the minimum share of the Russian Federation in the authorized capital of the Issuer shall be 75% plus one voting share. Therefore, this issue does not provide for any possibility of carrying out a transaction for acquiring the direct or indirect control of more than 25% of the total amount of voting shares (stocks) in the authorized capital of the Issuer by a foreign state, international organization or entity under its control, or any possibility to block decisions of the governing bodies of the Issuer. Consequently, the conclusion of agreements for disposal of securities of this additional issue to first owners during their placement does not require any preliminary approval of such agreements in accordance with Federal Law on Foreign Investments in Business Entities of Strategic Importance for National Defence and State Security.

8.4. Securities offering price (prices) or the procedure for establishing thereof

The share offering price, including to persons enjoying the pre-emptive right to purchase additional shares, shall be determined by the Board of Directors of JSC FGC UES in accordance with Articles 36 and 77 of Federal Law No. 208-FZ on Joint-Stock Companies dated December 26, 1995, but shall be not less than their nominal value.

Pursuant to the decision of the Board of Directors (Minutes No. 138 dated July 29, 2011), the share offering price, including to persons enjoying the pre-emptive right to purchase additional shares, shall be Fifty (50) kopecks per One (1) additional ordinary registered share.

8.5. The procedure for exercising the pre-emptive right to purchase securities to be placed

Pursuant to Articles 40 and 41 of Federal Law No. 208-FZ on Joint-Stock Companies, the Issuer’s shareholders shall enjoy the pre-emptive right to purchase additional shares to be placed through public offering pro rata to the amount of the Issuer’s ordinary registered shares held by such persons.

The date of compiling the list of persons enjoying the pre-emptive right to purchase the securities to be placed:

The list of persons enjoying the pre-emptive right to purchase additionally placed shares shall be compiled on the basis of the Issuer’s shareholders register on the date of the decision of the Board of Directors of JSC FGC UES authorizing the issue of additional shares (July 29, 2011).

No securities shall be placed until expiration of the pre-emptive right to purchase the placed securities, other than by exercising the above pre-emptive right.

Notification on the possibility of exercising the pre-emptive right to purchase the securities to be placed:

Not later than Thirty (30) days after the State registration of additionally issued securities, the Issuer shall notify the persons enjoying the pre-emptive right to purchase additionally placed securities of the possibility to exercise such right by publishing the notice thereof in the Rossiyskaya Gazeta newspaper and by sending it by registered mail (or personal delivery) to each person specified in the list of persons authorized to purchase additionally placed shares.

At the same time, the Issuer shall publish a notice of the possibility to exercise the pre-emptive right to purchase shares (hereinafter referred to as the “Notice”) on the web site: www.fsk-ees.ru.

The notice shall contain the following: information on the number of shares to be placed, the share offering price, the procedure for determining the number of securities to be purchased by each person enjoying the pre-emptive right to purchase such securities, the procedure of processing applications of persons enjoying the pre-emptive right to purchase shares, the payment procedure for shares to be purchased, time limits for exercising the pre-emptive right.

The procedure for exercising the pre-emptive right to purchase the securities to be placed:

The placement of additional shares in favor of the persons enjoying the pre-emptive right to purchase securities to be placed shall be performed based on written applications submitted by such persons (hereinafter referred to as the “Applicants” or “Applicant” in the singular) for the purchase of securities to be placed (hereinafter referred to as the “Applications” or “Application” in the singular) and on the basis of payment instruments.

Persons enjoying the pre-emptive right to purchase securities to be placed may exercise their pre-emptive right, either fully or partially, pro rata to the number of the Issuer’s ordinary registered shares held by such persons.

The period of the respective pre-emptive right:

The pre-emptive rights shall be effective until the later of December 20, 2011 or the forty-sixth day from publication of a notice of the possibility to exercise the pre-emptive right in the Rossiyskaya Gazeta newspaper or the forty-sixth day from the date of sending by registered mail (or personal delivery) of the last notice of the possibility to exercise the pre-emptive right to persons specified in the list of persons authorized to purchase additionally placed shares.

The pre-emptive right period shall start from the date the Issuer fully performs its obligation to provide a notice of pre-emptive right, namely from the date of the latest of the following actions of the Issuer: publication of a notice of the possibility to exercise the pre-emptive right in the Rossiyskaya Gazeta newspaper or sending by registered mail (or personal delivery) of the last notice of the possibility to exercise the pre-emptive right to persons specified in the list of persons authorized to purchase additionally placed shares.

A person enjoying the pre-emptive right to purchase securities to be placed shall submit the respective Application within the pre-emptive right period.

An Applicant may exercise its pre-emptive right, either fully or partially, by submitting an Application to the Issuer.

The Application shall contain the following details:

•              title “Application for the Purchase of Additionally Issued Ordinary Registered Uncertified Shares of JSC FGC UES in the Exercise of Pre-Emptive Rights”;

•              first, middle and last names of a shareholder that is an individual enjoying the pre-emptive right to purchase the securities to be placed;

•              full corporate name of a legal entity enjoying the pre-emptive right to purchase the securities to be placed;

• name of a public law entity (Russian Federation, constituent entity of the Russian Federation, municipal entity) that is a shareholder enjoying the pre-emptive right to purchase the securities to be placed and the name of the state or municipal authority, on behalf of which such public law entity acts;

•              residence (location) of a person enjoying the pre-emptive right to purchase the securities to be placed;

•              number of securities to be purchased.

The Application should also contain the following details:

•              taxpayer identification number of a person enjoying the pre-emptive right to purchase the securities to be placed (if available);

•              for individuals: passport details (serial number and date of issue, issuing authority);

•              for legal entities: information on State registration (including for Russian legal entities: information on the State registration of the legal entity/entering in the Uniform State Register of Legal Entities (date, registrar, number of the relevant certificate, Primary State Registration Number (OGRN));

•              the Applicant’s personal account number in the register of the Issuer’s registered securities for the purpose of transfer of shares to be purchased to such account. If shares are to be entered in the register of the Issuer’s registered securities to the account of the nominal holder: full corporate name of the depository (hereinafter referred to as the “First Level Depository”), data on the State registration of such depository (OGRN, name of State registration authority, date of State registration of the depository and its entering in the Unified State Register of Legal Entities), custody account number of the prospective buyer of shares, number and date of the depository agreement between the depository and an Applicant (for securities to be placed);

If the Applicant’s custody account (for securities to be placed) is maintained by the nominal holder that is the depositor of the First Level Depository, the Application should contain the full corporate name of such nominal holder, data on the State registration of such nominal holder (hereinafter also referred to as the “Second Level Depository”) (OGRN, name of State registration authority, date of State registration and its entering in the Unified State Register of Legal Entities), the Applicant’s custody account number, number and date of the depository agreement between the depository and the Applicant (for securities to be placed), full corporate name of the First Level Depository, details of the interdepository agreement between the First Level Depository and the Second Level Depository (such information shall be further specified up to the nominal holder with which the Applicant has a custody account (for securities to be placed));

•              the Applicant’s bank details for the purpose of repayment;

•              the Applicant’s contact details (postal address and fax with area code, e-mail);

•              reference to the document attached to the Application certifying that the Applicant paid for the Issuer’s placed securities.

An Application shall be accompanied by a document confirming the payment of the cost of securities.

The Applicant shall pay for the purchased shares when and as provided by Clause 8.6 of the Resolution on the Additional Issue of Securities.

The issuer may establish the recommended form of the Application. In this case, such Application form shall be published on the web site (www.fsk-ees.ru) not later than the on the date of sending (personal delivery) or publication of the notice of the possibility to exercise the pre-emptive right.

An Application shall be signed by the person enjoying the pre-emptive right to purchase securities to be placed (or its authorized representative with an attached original or notarized copy of a duly drawn up proxy or another document confirming the authorities of the representative). In case of legal entities, an Application shall bear a seal (if available).

The Applicant shall be liable for the accuracy of the data in the Application and for their compliance with the information contained in the Issuer’s shareholders register.

Applications may be submitted daily from 10:00 AM to 5:00 PM (Moscow time), except for Saturdays, Sundays and public holidays at: Russia, 109544, Moscow, ul. Novorogozhskaya, 32, Bld. 1, Closed Joint-Stock Company, Registrar Company STATUS.

Postal address for submission of Applications: Russia, 109544, Moscow, ul. Novorogozhskaya, 32, Bld. 1, Closed Joint-Stock Company, Registrar Company STATUS.

Applications shall be registered in the Applications register which shall specify the date of receipt of each Application.

In the event that:

•              the Application does not meet the requirements set out in Clause 8.5 of the Resolution on the Additional Issue of Securities;

•              the Application does not allow to identify the person submitting the Application as a person enjoying the pre-emptive right to purchase the securities to be placed;

•              the Application is not accompanied by a document certifying the payment of funds for securities;

•              the Issuer received the Application upon expiration of the pre-emptive right period,

The Issuer shall, not later than within Five (5) business days from the date of receipt of the Application, send to the Applicant a notice of the impossibility to exercise the pre-emptive right to purchase the shares under the terms specified in the Application and indicate the reasons for such impossibility.

The Issuer shall notify the shareholder of non-acceptance of the Application by sending a notice to the postal address specified in the Application or by any of the following ways:

•              by phone;

•              by fax;

•              by registered letter.

The notice shall provide the possibility of reapplying before the expiration of the pre-emptive right period.

If the Issuer rejects the Application, the funds received by the Issuer for the shares shall be repaid to the Applicant by bank transfer not later than within Sixty (60) days from the date of expiration of the Pre-Emptive Right Period to the bank account specified in the Application.

If the number of the shares specified in the Application is less than the number of the shares paid for in accordance with the payment document for the shares to be placed, such Application shall be accepted by the Issuer to the extent of the number of the shares specified in the Application. In this case, the Issuer shall, not later than within Sixty (60) days from the date of expiration of the Pre-Emptive Right Period, repay to the Applicant the amount exceeding the value of the shares specified in the Application by bank transfer to the bank account specified in the Application or, if no such details were provided, to the bank account specified in the request for refund.

If the number of the shares specified in the Application exceeds the number of shares paid for in accordance with the payment document for the shares to be placed, the Applicant shall be deemed to have exercised the pre-emptive right to purchase the shares to the extent of the paid shares.

If the number of the shares specified in the Application exceeds the number of the shares which the Applicant is authorized to purchase, the Application shall be considered accepted, subject to the observance of all other conditions, to the extent of the maximum possible number of whole shares for the relevant person in accordance with the calculation procedure given below. In this case, the Issuer shall, not later than within Sixty (60) days from the date of expiration of the Pre-Emptive Right Period, repay to the Applicant the funds exceeding the cost of the maximum possible number of whole shares which may be purchased by the person exercising the pre-emptive right by bank transfer to the bank account specified in the Application or, if no such details are specified in the Application, to the account specified in the request for refund.

The maximum number of the shares which may be purchased by a person exercising the pre-emptive right to purchase such shares shall be proportionate to the number of the Issuer’s ordinary shares held by such person as of July 29, 2011 (the date of the decision of the Board of Directors of JSC FGC UES authorizing to place additional shares) and shall be determined according to the following formula:

K=S*(10,321,601,853/1,255,948,128,393), where

K is the maximum number of shares of this additional issue which may be purchased by a person enjoying the pre-emptive right to purchase such shares;

S is the number of the Issuer’s ordinary shares owned by a person enjoying the pre-emptive right to purchase shares as of July 29, 2011 (the date of the decision of the Board of Directors of JSC FGC UES authorizing to place additional shares);

10,321,601,853 is the number of shares to be placed;

1,255,948,128,393 is the number of placed ordinary shares as of July 29, 2011 (the date of the decision of the Board of Directors of JSC FGC UES authorizing to place additional shares).

If the calculation of the number of the additionally placed shares in respect of which the person enjoying the pre-emptive right to purchase shares may exercise such right results in a fractional number, such person may purchase a portion of an additionally placed share (a fractional share) corresponding to the fractional part of the resulting number.

A fractional share shall provide its shareholder with the same rights as attached to shares of the same category, but to the extent of the portion of the whole share it represents.

Fractional shares shall circulate along with whole shares.

The rights to fractional shares shall be registered in the registry system on personal accounts of registered persons without rounding.

The share purchase agreement to be concluded with the person exercising the pre-emptive right to purchase the shares to be placed shall be deemed in effect from the date the Issuer receives the Application accompanied by a document confirming payment for the securities.

If an Application with the attached payment documents for the shares is submitted to the Issuer before the date of commencement of the additional placement of shares, the date of the Share Purchase Agreement shall be the date of commencement of the additional placement of the shares of this issue.

Upon mutual consent of the parties as provided by Article 434 of the Russian Civil Code, the Share Purchase Agreement with a person enjoying the pre-emptive right to purchase the securities to be placed may be signed in the agreed number of counterparts which shall be considered one and the same document.

The Applicant may apply for signing the Share Purchase Agreement during the Pre-Emptive Right Period daily from 10:00 AM to 5:00 PM (Moscow time), except for Saturdays, Sundays and public holidays at: 5A ul. Akademika Chelomeya, Moscow, Russian Federation, JSC FGC UES. The agreement shall be signed no later than within Five (5) days from the date of the Applicant’s Application.

No shares purchased as a result of exercising the pre-emptive right to purchase the shares of this additional issue shall be credited, unless they have been paid in full.

Not later than within Two (2) days from the expiration of the Pre-Emptive Rights Period, the Issuer shall send to its registrar a transfer order authorizing to make a credit entry in the personal account of the Applicant or nominal holder specified in the Applicant’s Application.

The Registrar shall, not later than within Three (3) business days from the date of the transfer order, debit from the Issuer’s account specified in the transfer order the respective number of securities of the additional issue and credit them to the personal account of the Applicant or the nominal holder specified by the Applicant in the Application.

The securities shall be deemed placed from the date of entry of the record on transfer of securities to the personal account of the person exercising the pre-emptive right or the nominal holder designated by such person in the Application.

No securities shall be placed until expiration of the pre-emptive right to acquire the placed securities, other than by exercising the specified pre-emptive right.

The procedure for summarizing the results of exercising the pre-emptive right to purchase the securities to be placed:

To determine the number of shares placed as a result of exercising the pre-emptive right to their purchase, the Issuer shall within Five (5) days from expiration of the Pre-Emptive Right Period summarize the results of exercising the pre-emptive right and determine the number of shares to be placed by public offering to the general public.

Disclosing of information on the results of exercising the pre-emptive right to purchase the securities to be placed:

Within Two (2) days after summing up the results of exercising the pre-emptive right to purchase the shares, the Issuer shall disclose the relevant information in the newswire of the Interfax information agency and on the web site (www.fsk-ees.ru). Such information shall specify the following:

•              kind, category (type) and form of securities to be placed;

•              securities offering price;

•              pre-emptive right actual commencement and termination dates;

•              actual number of securities placed in favor of persons included in the list of persons enjoying the pre-emptive right to purchase additional shares;

•              number of shares to be offered to the general public.

8.6. Securities payment terms and procedure

Payments shall be made in monetary form.

Securities payment terms and procedure:

Prospective buyers shall pay for the shares by bank transfer in the currency of the Russian Federation.

The securities of this additional issue shall be placed only upon their full payment.

The payment obligation with respect to the shares to be placed shall be considered fulfilled on the date the funds are available in the settlement account of the Issuer.

The shares shall be credited to the personal accounts of the purchasers in the register of the Issuer’s registered securities (buyers’ custody accounts with the depository) only upon their full payment and no later than on the Shares placement termination date.

Payment period:

The shares placed in accordance with the pre-emptive right of purchase shall be paid for in money terms at the date of submission of the application for purchase of the shares to be placed.

If the shares are placed outside the pre-emptive right, such shares shall be fully paid by the buyers who received a letter of acceptance not later than Four (4) business days prior to the placement termination date.

No cash settlements shall be made.

Settlements shall be in the form of non-cash payments.

Form of non-cash payments: settlements by payment orders

Information on the credit institution

Full name of the credit institution: Open Joint-Stock Company Sberbank of Russia (branch: the Moscow Bank of OJSC Sberbank of Russia)

Abbreviated name: OJSC Sberbank of Russia (branch: the Moscow Bank of OJSC Sberbank of Russia)

Location: Bank’s registered address: Russia, 117997, Moscow, ul. Vavilova 19

Bank branch address: 111024, Moscow, Shosse Entuziastov, 14

Account No. 40702810038120108301, BIC 044525225, Correspondent Account No. 30101810400000000225

TIN (Taxpayer Identification Number): 7707083893

KPP (Tax Registration Reason Code) 775003035

Non-monetary payments are not provided for.

8.7. A percentage of issue (additional issue) of securities that, if not placed, would result in the share issue being declared invalid, and the procedure for repayment of funds transferred for payment for the securities of the issue (additionally issued), if declared invalid.

There is no particular percentage of additional shares that, if not placed, would result in the share issue being declared invalid.

9. Terms of bonds redemption and income payment:

This paragraph shall apply only to bonds.

10. Information about the purchase of bonds

This paragraph shall apply only to bonds.

11. The procedure for disclosure of information on the issue (additional issue) of securities by the Issuer:

The issuer shall disclose information at each stage of the share issue in the form of quarterly reports and statements of material facts in accordance with Federal Law No. 39-FZ dated April 22, 1996 on the Securities Market (as amended), Federal Law No. 208-FZ dated December 26, 1995 on Joint-Stock Companies (as amended), the Regulations on Information Disclosure by Securities Issuers approved by Order of the Russian Federal Service for Financial Markets No. 06-117/pz-n dated October 10, 2006 (hereinafter referred to as the “Regulation”), the Resolution on the Additional Issue of Securities and the Prospectus.

If on the date of an event to be disclosed by the Issuer as required by applicable federal laws and regulations of the federal agency for securities market another procedure and period for disclosure of such event take effect which differ from those provided by the Resolution on the Additional Issue of Securities and the Prospectus, information on such event shall be disclosed in a manner and within a period provided by federal laws and regulations of the federal agency for securities market having effect as of the date of such event.

All information to be disclosed by the issuer on the website in accordance with the Regulations and other regulations of the federal agency for securities market shall be available within the periods provided by such regulations on the website www.fsk-ees.ru.

The Issuer shall provide access of any interested person to the information contained in each notice, including in statements of material facts published by the Issuer in accordance with the Regulations, as well as in the registered Resolution on the Additional Issue of Securities, the Prospectus and changes and/or amendments thereto, in the report on the results of the additional issue of securities, quarterly reports, other documents to be disclosed as required by Chapter VIII of the Regulation by placing the copies of such documents at the address (location) of the permanent executive body of the Issuer as stated in the Unified State Register of Legal Entities.

The Issuer shall provide a copy of each statement, including a copy of each statement of material fact published by the Issuer in accordance with the Regulations and a copy of the registered Resolution on the Additional Issue of Securities, the Prospectus and changes and/or amendments thereto, the report on the results of the additional issue of securities, copies of quarterly reports and other documents to be disclosed as required by Chapter VIII of the Regulation, to owners of the Issuer’s securities and other interested parties at their request for a fee not exceeding the cost of such copies within Seven (7) days from the date of request.

The copies of the documents, the period of retention of which by the issuer in accordance with the laws of the Russian Federation is not constant, shall be provided by the Issuer at the request of interested parties within the periods established for retention of such documents.

The copies provided by the Issuer shall be certified by the Issuer’s authorized person.

Should the last day of the period, during which the Issuer shall, in accordance with the Regulation, disclose information or provide a copy of the document containing information to be disclosed, fall on a non-business day and/or holiday, the date of expiration of such period shall be the business day immediately following such day.

The State registration of the issue (additional issue) of securities shall be followed by the registration of the prospectus.

Procedure for disclosure of information at each stage of the securities issue:

1) At the stage of deciding to place securities, information shall be disclosed by the Issuer by publishing the statement of material fact “On Stages of the Issuer’s Securities Issue” in the newswire and on the web site. Notification on the decision to place securities shall be published by the Issuer within the following period from the date of the minutes (date of expiration of the period established by the laws of the Russian Federation for drawing up the minutes) of the meeting on the Issuer’s authorized body which resolved to place securities:

•              in the newswire of the Interfax information agency: not later than within One (1) day;

•              on the Issuer’s website (http://www.fsk-ees.ru): not later than within Two (2) days.

2) At the stage of approval of the decision on the additional issue of securities, information shall be disclosed by the Issuer by publishing the statement of material fact “On Stages of the Issuer’s Securities Issue” in the newswire and on the web site. Notification of the approval of the decision on the additional issue of securities shall be published by the Issuer within the following period from the date of the minutes (date of expiration of the period established by the laws of the Russian Federation for drawing up the minutes) of the meeting of the Issuer’s authorized body that resolved on the additional placement of securities):

•              in the newswire of the Interfax information agency: not later than within One (1) day;

•              on the Issuer’s website (http://www.fsk-ees.ru): not later than within Two (2) days.

3) Information on the State registration of the additional issue of securities shall be disclosed by the Issuer by publishing the statement of material fact “On Stages of the Issuer’s Securities Issue” in the newswire and on the web site. Notification on the State registration of the additional issue of securities shall be published by the Issuer within the following time periods starting from the date such information is published on the website of the registration authority or from the date the Issuer receives a written notice from the registration authority of the State registration of the additional issue of securities delivered by post, fax or electronic mail or served against signature, whichever is the earlier:

•              in the newswire: not later than within One (1) day;

•              on the Issuer’s website (http://www.fsk-ees.ru): not later than within Two (2) days;

•              in the Rossiyskaya Gazeta newspaper: not later than within 10 (Ten) days.

Information on the website shall be published after its publication in the newswire.

The text of the registered Resolution of the Additional Issue of Securities and the text of the registered Prospectus shall be published on the Issuer’s website (http://www.fsk-ees.ru) not later than within Two (2) days from the date of publication of information on the State registration of the additional issue of the Issuer’s securities on the website of the registration authority or from the date the Issuer receives a written notice of State registration of the additional issue of the Issuer’s securities from the registration authority delivered by post, fax or electronic mail or served against signature, whichever is the earliest.

The text of the registered Resolution on the Additional Issue of Securities shall be available on the website from the date of expiration of the period established by the Resolution on its publication on the website or (if such text is published upon expiration of the above period) from the date of its publication on the website to the date of redemption (cancellation) of all securities of such issue.

The text of the registered Prospectus shall be available on the website from the date of expiration of the period established by the regulation on its publication on the website or (if such text is published on the website upon expiration of the above period) from the date of its publication on the website until the expiration of at least 6 months from the date of publication of the text of the registered report on the additional issue of securities on the website.

Starting from the date of the State registration of the additional shares issue, all interested persons may have access to the Resolution on the Additional Issue of Securities and Prospectus and obtain copies thereof at the following address of JSC FGC UES: Russian Federation, 117630, Moscow, ul. Akademika Chelomeya, 5A, phone: (495) 710-92-02, fax: (495) 710-96-41, website: http://www.fsk-ees.ru.

The Issuer and/or registrar maintaining the register of the Issuer’s registered securities shall provide copies of the above documents to holders of the Issuer’s securities and other interested persons at their request for a fee not exceeding the cost of such copy not later that within Seven (7) days from the date of request.

4) Not later than thirty (30) days after the State registration of additionally issued securities, the Issuer shall notify persons having the pre-emptive right to purchase additionally placed securities on the possibility of executing such rights by publishing notice in the newspaper “Rossiyskaya Gazeta” and sending by registered mail (or delivery) to each person indicated in the list of persons having the right to purchase additionally placed shares.

At the same time, the Issuer shall publish a notice of the possibility to exercise the pre-emptive right to purchase shares (hereinafter referred to as the “Notice”) on the website: www.fsk-ees.ru.

5) Notification on the securities placement commencement date shall be published by the Issuer within the following time periods:

•              in the newswire of the Interfax information agency: not later than Five (5) days prior to the securities placement commencement date;

•              on the Issuer’s website (http://www.fsk-ees.ru): not later than Four (4) days prior the securities placement commencement date.

Notification on the securities placement commencement date shall be disclosed by the Issuer in the form of statement of material fact “On Stages of the Issuer’s Securities Issue” within the following period from the securities placement commencement date:

•              in the newswire of the Interfax information agency: not later than within One (1) day;

•              on the Issuer’s website (http://www.fsk-ees.ru): not later than within Two (2) days.

If the Issuer decides to change the securities placement commencement date, the notification on such change shall be published by the Issuer in the newswire and on the website. The Issuer shall publish the notification on the change of the securities placement commencement date within the following periods:

•              in the newswire of the Interfax information agency: not later than One (1) day prior to such date;

•              – on the Issuer’s website (http://www.fsk-ees.ru): not later than One (1) day prior to such date.

Information on the website shall be published after its publication in the newswire.

Within Two (2) days after summing up the results of exercising the pre-emptive right to purchase the shares, the Issuer shall disclose the relevant information in the newswire of the Interfax information agency and on the web site (www.fsk-ees.ru). Such information shall specify the following:

•              kind, category (type) and form of securities to be placed;

•              securities offering price;

•              pre-emptive right actual commencement and termination dates;

•              actual number of securities placed in favor of persons included in the list of persons enjoying the pre-emptive right to purchase additional shares;

•              number of shares to be offered to the general public.

7) For the purposes of share purchase agreements, the Issuer, at the time of disclosure of the information on the results of exercising the pre-emptive right to purchase securities, shall publish an invitation to the general public to make offers to purchase shares in the newswire of the Interfax information agency and on the web site (www.fsk-ees.ru).

8) If during the securities placement period the Issuer decides to change and/or amend the Resolution on the Additional Issue of Securities and/or Prospectus and/or if the Issuer receives during the securities placement period a written request (instruction, order) of the state body authorized under the laws of the Russian Federation to suspend the securities placement (hereinafter referred to as the “Authorized Agency”), the Issuer shall suspend the placement of securities and publish a notification on suspension of securities placement in the newswire and on the website.

Notification on suspension of securities placement shall be published by the Issuer within the following time periods from the date of the minutes (from the expiration date as established by the laws of the Russian Federation for drawing up the minutes) of the meeting of the Issuer’s authorized governing body which resolved to change and/or amend the Resolution on the Additional Issue of Securities and/or the Prospectus or, in the event of the change of the terms as established by the Resolution to Place Securities, from the date of the minutes (from the expiration date as established by the laws of the Russian Federation for drawing up the minutes) of the Issuer’s authorized management body meeting which resolved to change such terms, or from the date the Issuer receives a written request (instruction, order) from a competent authority to suspend the placement of securities delivered by post, fax or electronic mail or served against signature, whichever is the earlier:

•              in the newswire of the Interfax information agency: not later than within One (1) day;

•              on the Issuer’s website (http://www.fsk-ees.ru): not later than within Two (2) days.

If the placement of securities is suspended due to the decision of the registrar to suspend the issue of securities, information on the suspension of securities placement shall be disclosed by the Issuer in the form of statement of material fact “On Suspension or Resumption of the Securities Issue”:

•              in the newswire of the Interfax information agency: not later than within One (1) day;

•              on the Issuer’s website (http://www.fsk-ees.ru): not later than within Two (2) days.

The date of the statement of material fact on suspension of the securities issue shall be the date of publication of the information on suspension of the Issuer’s securities issue on the website of the registration authority or the date the Issuer receives a written notice from the registration authority on suspension of the securities issue delivered by post, fax or electronic mail or served against signature, whichever is the earlier.

9) After the registration during the securities placement period of changes and/or amendments to the Resolution on the Additional Issue of Securities and/or Prospectus, taking decision on the refusal to register such changes and/or amendments, receipt during the securities placement period of written notice (order, decision) of the authorized body authorizing to resume the securities placement (termination of grounds for suspension of securities placement), the Issuer shall publish a notification thereof in the newswire and on the website.

Notification on the resumption of the securities placement shall be published by the Issuer within the following periods from the date of publishing information on the registration of changes and/or amendments to the Resolution on the Additional Issue of Securities and/or to the Prospectus or on the refusal to register such changes and/or amendments on the website of the registration authority, or from the date the Issuer receives a written notice from the registration authority of the registration of changes and/or amendments to the Resolution on the Additional Issue of Securities or refusal to register such changes and/or amendments, or a written notice (order, decision) of a competent authority of the resumption of the securities placement (termination of grounds for suspension of securities placement) delivered by post, fax or electronic mail or served against signature, whichever is the earlier:

•              in the newswire of the Interfax information agency: not later than within One (1) day;

•              on the Issuer’s website (http://www.fsk-ees.ru): not later than within Two (2) days.

If the placement of securities is resumed due to the decision of the registration authority to resume the issue of securities, the respective information shall be disclosed by the Issuer in the form of statement of material fact “On Suspension or Resumption of the Securities Issue”:

•              in the newswire of the Interfax information agency: not later than within One (1) day;

•              on the Issuer’s website (http://www.fsk-ees.ru): not later than within Two (2) days.

The date of the statement of material fact on resumption of the securities issue shall be the date of publication of the information on resumption of the Issuer’s securities issue on the website of the registration authority or the date the

Issuer receives a written notice from the registration authority on resumption of the securities issue delivered by post, fax or electronic mail or served against signature, whichever is the earlier.

No resumption of the securities placement is allowed until publication of the notification on the resumption of securities placement in the newswire and on the website.

10) The Issuer shall disclose information in the event that the issue (additional issue) of securities is considered invalid or void in the form of the statement of material facts “On Recognition of the Issue (Additional Issue) of the Issuer’s Securities As Invalid or Void” within the following periods from such event:

•              in the newswire of the Interfax information agency: not later than within One (1) day;

•              on the Issuer’s website (http://www.fsk-ees.ru): not later than within Two (2) days;

The date of the statement of material fact on recognition of the issue (additional issue) of the Issuer’s securities as invalid, shall be the date of publication of the information on recognition of the issue (additional issue) of the Issuer’s securities as invalid on the website of the registration authority or the date the Issuer receives a written notice from the registration authority on recognition of the issue (additional issue) of the Issuer’s securities as invalid delivered by post, fax or electronic mail or served against signature, whichever is the earlier.

The date of the statement of material fact on recognition of the issue (additional issue) of the Issuer’s securities as void shall be the date of receipt by the Issuer of an effective judicial act (decision, determination, resolution) (the date of entry into force) on recognition of the issue (additional issue) of securities as void.

11) Information on the securities placement termination date shall be disclosed by the Issuer in the form of statement of material fact “On Stages of the Issuer’s Securities Issue” within the following periods from the securities placement termination date:

•              in the newswire of the Interfax information agency: not later than within One (1) day;

•              on the Issuer’s website (http://www.fsk-ees.ru): not later than within Two (2) days.

12) Information on the State registration of the report on the additional issue of securities shall be disclosed by the Issuer by publishing the statement of material fact “On Stages of the Issuer’s Securities Issue”. The date of the statement of material fact on the State registration of the report on the results of the additional issue of securities shall be the date of publication of information on the State registration of the report on the results of the additional issue of securities on the website of the registration authority or the date the Issuer receives a written notice of the registration authority of the State registration of the report on the results of the additional issue of securities delivered by post, fax or electronic mail or served against signature, whichever is the earlier.

The Issuer shall disclose information in the form of statement of material fact as follows:

•              in the newswire of the Interfax information agency: not later than within One (1) day;

•              on the website (http://www.fsk-ees.ru): not later than within Two (2) days.

The text of the statement of material fact shall be available on the website during at least Six (6) months from the date of expiration of the period established by the Regulation for its publication on the website or (if such text is published upon expiration of the above period) from the date of its publication on the website.

The text of the registered report on the results of the additional issue of securities shall be published on the Issuer’s website (http://www.fsk-ees.ru) not later than within Two (2) days from the date of publication of information on the State registration of the report on the results of the additional issue of securities of the Issuer on the website of the registration authority or from the date the Issuer receives a written notice of the State registration authority on the State registration of the report on the results of the additional issue of securities delivered by post, fax or electronic mail or served against signature, whichever is the earlier.

The text of the registered report on the results of the additional issue of securities shall be available on the website during at least Six (6) months from the date of expiration of the period established by the Regulation for its publication on the website or (if such text is published upon expiration of the above period) from the date of its publication on the website.

13) The issuer shall disclose information in the form of statements of material facts as provided by acting laws of the Russian Federation, including regulations of the federal agency for the securities market.

The Issuer shall disclose information in the form of material fact notice within the following periods from the date of the respective material fact:

•              in the newswire of the Interfax information agency: not later than within One (1) day;

•              on the website (http://www.fsk-ees.ru): not later than within Two (2) days.

Information on the website shall be published after its publication in the newswire.

The texts of the statements of material facts shall be available on the Issuer’s website (www.fsk-ees.ru) during at least Six (6) months from the date of expiration of the period established by the Regulation for their publication on the website or (if such text is published upon expiration of the above period) from the date of their publication on the website.

14) The issuer shall disclose information in the form of quarterly reports of the securities issuer as provided by acting laws of the Russian Federation, including regulations of the federal agency for the securities market.

The quarterly report shall be prepared based on the results of each quarter and submitted to the registration authority within Forty-five (45) days from the date of expiration of the relevant accounting quarter.

The Issuer shall publish the text of the quarterly report on the website (www.fsk-ees.ru) not later than within Forty-five (45) days from the date of expiration of the relevant accounting quarter.

The text of the quarterly report shall be available on the Issuer’s website (www.fsk-ees.ru) during at least Three (3) years from the date of expiration of the period established by the Regulation for its publication on the website or (if such text is published upon expiration of the above period) from the date of its publication on the website.

Not later than within One (1) day from the date of publication of the quarterly report on the website, information on access to information contained in the quarterly report shall be published in the newswire.

The Issuer and/or the registrar maintaining the register of the Issuer’s registered securities shall provide copies of this resolution on the issue (additional issue) of securities to interested persons at their request for a fee not exceeding the cost of such copy.

12. Information on securing obligations under the bonds of the issue (additional issue):

This paragraph shall apply only to bonds.

13. The Issuer’s obligation:

The Issuer shall secure the rights of securities owners, provided that such owners observe the manner of exercising such rights established by the legislation of the Russian Federation.

14. Obligation of persons that provided collateral for the bonds to secure the issuer’s obligations to bond owners in the event of the issuer’s failure to perform its obligations or delay in the performance of obligations under the bonds in accordance with the conditions of such collateral.

This paragraph shall apply only to bonds.

15. Other information as provided by the Standards:

None